UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 1, 2016

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1048 Industrial Court,
Suwanee, GA 30024
(Address of principal executive offices, including zip code)
(858) 726-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On January 1, 2016, Digirad Corporation (“Digirad” or the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among Digirad, certain subsidiaries of the Digirad identified on the signature pages thereof as “Borrowers” (each, a “Borrower”, and collectively, together with Digirad, the “Borrowers”), the lenders party thereto (the “Lenders”), Wells Fargo Bank, National Association (“Wells Fargo”) as administrative agent (“Agent”) and as sole lead arranger and sole book runner.

The Credit Agreement is a five-year credit facility (maturing in January 2021) with a maximum credit amount of $40,000,000 (the “Credit Facility”). The Company’s two subsidiaries who are not Borrowers under the Credit Agreement are guarantors under the Credit Facility. The Credit Facility consists of a term loan of $20,000,000 (“Term Loan A”), a second term loan of $7,500,000 (“Term Loan B”), and a revolving credit facility with a maximum commitment of $12,500,000 (the “Revolver”). Under the Revolver, Borrowers can request the issuance of letters of credit in an aggregate amount not to exceed $1,000,000 at any one time outstanding. Agent may increase this limit up to $2,000,000 at any time in its sole discretion upon written request from Borrowers.

At the Borrower’s option, the Credit Facility will bear interest at either (i) the LIBOR Rate, as defined in the Credit Agreement, plus a margin of 2.5% for Term Loan A, 5.0% for Term Loan B, and 2.0% for the Revolver; or (ii) the Base Rate, as defined below, plus a margin of 1.5% for Term Loan A, 4.0% for Term Loan B, and 1.0% for the Revolver. As used in this Current Report on Form 8-K and in the Credit Agreement, “Base Rate” means the greatest of (a) the Federal Funds Rate (as defined in the Credit Agreement) plus 0.5%, (b) the LIBOR Rate (which rate will be calculated based upon an interest period of one month and will be determined on a daily basis), plus 1%, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate.”

On January 4, 2016, the Company used financing made available under the Credit Facility to fund a portion of the purchase price related to the Company’s acquisition of Project Rendezvous Holding Corporation (“PRHC”) described in Item 2.01 below.

The Credit Agreement contains certain representations, warranties, events of default, mandatory prepayment requirements, as well as certain affirmative and negative covenants customary for Credit Agreements of this type. These covenants include restrictions on borrowings, investments and divestitures, as well as limitations on the Company’s ability to make certain restricted payments, including payment of dividends. These restrictions do not prevent or prohibit the payment of dividends by the Company consistent with past practice, subject to satisfaction of certain conditions. Upon the occurrence and during the continuation of an event of default under the Credit Agreement, the Lenders may, among other things, declare the loans and all other obligations under the Credit Agreement immediately due and payable and increase the interest rate at which loans and obligations under the Credit Agreement bear interest. Pursuant to a separate Guaranty and Security Agreement dated January 1, 2016, between the Company, its subsidiaries and Wells Fargo, the Credit Facility is secured by a first-priority security interest on substantially all of the assets of the Company and its subsidiaries and a pledge of all shares and membership interests of the Company’s subsidiaries.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On January 1, 2016 (the “Closing Date”), pursuant to the Stock Purchase Agreement, dated as of October 13, 2015, and as amended on December 31, 2015 (the “Purchase Agreement”), by and among Digirad, PRHC, the stockholders of PRHC (collectively, “Stockholders”) and Platinum Equity Advisors, LLC as the Stockholder representative, the Company completed the acquisition from the Stockholders, for $36 Million in cash (subject to certain adjustments) (the “Purchase Price”), of all the issued and outstanding common stock of PRHC (the “Transaction”). On January 4, 2016, the Company funded payment of the Purchase Price with a combination of cash-on-hand and the financing made available under the Credit Facility.

On December 31, 2015, the Parties entered into an amendment to the Purchase Agreement to provide for closing the Transaction on January 1, 2016 (the “Purchase Agreement Amendment”).

On the Closing Date, PRHC became a wholly owned subsidiary of the Company. PRHC is the ultimate parent of DMS Health Technologies, Inc., a provider of mobile diagnostic imaging and related sales and services to small and regional hospitals throughout the United States, with a large concentration in the upper Midwest region.

The foregoing description of the Purchase Agreement and the Purchase Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Purchase Agreement Amendment, copies of which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference. A copy of the Company’s press release announcing completion of the Transaction is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement. Accordingly, the Purchase Agreement is incorporated by reference in this Current Report on Form 8-K only to provide investors with information regarding the terms of the Stock Purchase Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement described above under Item 1.01 is incorporated into this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure

On January 5, 2016, the Company issued a press release relating to the Transaction.  A copy of the press release is furnished as Exhibit 99.1 attached to this Form 8-K and incorporated into this item 7.01 by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.
Any financial statements required by Item 9.01(a) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this initial Current Report on Form 8-K was required to be filed.
(b)    Pro Forma Financial Information.
Any pro forma financial information required by Item 9.01(b) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this initial Current Report on Form 8-K was required to be filed.
(d)     Exhibits

Exhibit No.	Description

2.1
Stock Purchase Agreement dated as of October 13, 2015, by and among Digirad Corporation, Project Rendezvous Holding Corporation, the stockholders of Project Rendezvous Holding Corporation, and Platinum Equity Advisors, LLC as the stockholder representative.*

2.2	Amendment to Stock Purchase Agreement dated as of December 31, 2015, by and between Digirad Corporation and Platinum Equity Advisors, LLC as the stockholder representative.

10.1
Credit Agreement dated January 1, 2016, by and among Digirad Corporation, certain subsidiaries of the Digirad Corporation identified on the signature pages thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as agent and as sole lead arranger and sole book runner.

99.1	Press Release, dated January 5, 2016.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementary copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Jeffry R. Keyes
Jeffry R. Keyes Chief Financial Officer

Date:    January 7, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1
Stock Purchase Agreement dated as of October 13, 2015, by and among Digirad Corporation, Project Rendezvous Holding Corporation, the stockholders of Project Rendezvous Holding Corporation, and Platinum Equity Advisors, LLC as the stockholder representative.*

2.2	Amendment to Stock Purchase Agreement dated as of December 31, 2015, by and between Digirad Corporation and Platinum Equity Advisors, LLC as the stockholder representative.

10.1
Credit Agreement dated January 1, 2016, by and among Digirad Corporation, certain subsidiaries of the Digirad Corporation identified on the signature pages thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as agent and as sole lead arranger and sole book runner.

99.1	Press Release, dated January 5, 2016.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementary copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.